UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: June 21, 2019
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Times Square, New York, New York 10036 (Address of Principal Executive Offices and Zip Code)
(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable (Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ETFC	The NASDAQ Stock Market LLC NASDAQ Global Select Market

Item 7.01	Regulation FD Disclosure.

On June 21, 2019, E*TRADE Financial Corporation (the “Company”) entered into a new five-year, $300 million Senior Unsecured Revolving Credit Facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which replaced its three-year Senior Unsecured Revolving Credit Facility entered into on June 23, 2017.

In addition, on June 21, 2019, E*TRADE Securities, LLC, an indirect subsidiary of the Company, entered into a 364-day, $600 million Senior Unsecured Revolving Credit Facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which replaced its 364-day Senior Unsecured Revolving Credit Facility entered into on June 22, 2018.

The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION
Dated: June 24, 2019
	By:	/s/ Lori S. Sher
Lori S. Sher
Corporate Secretary